Exhibit 99.1

Greenland Energy Company Announces the Resignation of Roderick McIllree From the Board of Directors

DENVER, October 21, 2026 /PRNewswire/ – Greenland Energy Company (NASDAQ: GLND) (“the Company” or “Greenland Energy”), an oil exploration company focused on East Greenland’s Jameson Land Basin, today announced Roderick McIllree’s resignation from the Company’s Board of Directors (the “Board”). In connection with his resignation, Mr. McIllree also ceased serving in all other roles, positions and assignments he held with the Company. Mr. McIllree’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

About Greenland Energy Company

Greenland Energy Company is an exploration stage oil and gas company focused on responsibly exploring and seeking to develop Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin in East Greenland. The Company’s primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin, an approximately 2 million acre onshore licensed area, through the application of modern exploration technologies. The Company is advancing preparations for future exploration activity in the region. For more information, please visit www.GreenlandEnergyCo.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to those described under “Risk Factors” in our Registration Statement on Form S-1, as amended, and in our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws. You should not place undue reliance on any forward-looking statements.

Contact:

contact@greenlandenergyco.com

SOURCE: Greenland Energy Company